Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130645982-20 __ Filing Date and Time 10/02/2013 10:41 AM Entity Number E0476152013-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	RERAISE GAMING CORPORATION
2. Registered Agent for Service of Purpose: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)
ASPEN ASSET MANAGEMENT
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
6623 LAS VEGAS BLVD. SOUTH #255	LAS VEGAS	NEVADA	89119
Street, Address	City		Zip Code
		NEVADA
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorixed to issue)	Number of shares with par value: 100000000	Par Value per share: $0.0010	Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natrual person at least 18 years of age; attach additional page if more than two directors/trustees)	1. RON CAMACHO
Name
	7582 LAS VEGAS BLVD. SUITE 213	LAS VEGAS	NV	89123
	Street Address	City	State	Zip Code
2.
Name

	Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)	The purpose of this corporation shall be:
ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	ASPEN ASSET MANAGEMENT		X
	Name		Incorporator Signature
	6623 LAS VEGAS BLVD. SOUTH #255	LAS VEGAS	NV	89119
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X	10/2/2013
	Authorized Signature of Registered Agent or On behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Article
Revised: 7-25-13